Exhibit 99.2
Regency Energy Partners Announces Cash Distribution:
Invites Investors to Second-Quarter 2007 Earnings Call on Aug. 14
DALLAS, July 27, 2007 — Regency Energy Partners LP (Nasdaq: RGNC) today announced a cash distribution of 38 cents per unit for the quarter ending June 30, 2007. The distribution will be paid on Aug. 14, 2007, to unitholders of record at the close of business on Aug. 7, 2007. This quarterly distribution equates to $1.52 on an annual basis.
Regency Energy Partners will hold the quarterly conference call to discuss second-quarter 2007 results on Tuesday, Aug. 14, 2007, at 10 a.m. Central Time (11 a.m. Eastern Time).
The dial-in number for the call is 1-866-277-1182 in the United States, or +1-617-597-5359 outside the United States, pass code 10595351. A live webcast of the call can be accessed on the investor information page of Regency Energy Partners’ Web site at www.regencyenergy.com. The call will be available for replay for 7 days by dialing 1-888-286-8010 (from outside the U.S., +1-617-801-6888), pass code 73433988. A replay of the broadcast will also be available on the Partnership’s Web site.
Regency Energy Partners LP (Nasdaq: RGNC) is a growth-oriented, midstream energy partnership engaged in the gathering, processing, marketing and transporting of natural gas and natural gas liquids. Regency’s general partner is majority-owned by an affiliate of GE Energy Financial Services, a unit of GE (NYSE: GE). For more information, visit the Regency Energy Partners LP Web site at www.regencyenergy.com.
Information Concerning Forward-Looking Statements
This press release may include “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the partnership, which may cause our actual results to differ materially from those implied or expressed by the forward-looking statements.
Contact:
Investor Relations
Shannon Ming
Director, Investor Relations
Regency Energy Partners LP

214-239-0093
Shannon.ming@regencygas.com
Media Relations:
Elizabeth Browne
Michael & Partners
972-716-0500 x26
ebrowne@michaelpartners.com